                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 20, 1997




                               Commission File No.
                                     1-10361



                          NDE ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)




             Delaware                                         95-3634420
 (State or other jurisdiction of                             (IRS Employer
  incorporation or organization)                          Identification No.)



  8900 Shoal Creek Boulevard, Suite 200
              Austin, Texas                                      78757
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (512) 451-6334




                                     Page 1


                                                      Page 1
                                                      Index to Exhibits appears
                                                      on page 5

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                          NDE ENVIRONMENTAL CORPORATION



                                      INDEX


                                                                         Page(s)
Item 5.        Other Events ..........................................     3
SIGNATURES     .......................................................     4


                                        2

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                          NDE ENVIRONMENTAL CORPORATION


ITEM 5.     OTHER EVENTS

     On February 20, 1997, NDE Environmental Corporation (NDE) a leading provider of underground storage tank environmental compliance services sold its Tanknology Canada operations and certain assets thereof, to Precision Tank Testing Limited (PTTL) of Ontario, Canada.

     These operations were purchased in October 1996 as part of the previously announced acquisition of Tanknology Corporation International, USTMAN Industries, and Tanknology Canada (1988), Inc. from TEI, Inc., formerly known as Tanknology Environmental, Inc. NDE sold certain patents, software, and trademark rights as well as the fixed assets associated with operation of the Canadian business to Precision Tank Testing and entered into a series of royalty-generating license agreements.

     The agreement called for payments of $1,200,000 paid at closing including a payment of $50,000 for the fixed assets related to the Canadian operations, and $1,150,000 for certain Canadian patent, trademark, trade secret, and software licenses and rights. The net proceeds of these transactions will be treated, for accounting purposes, as an adjustment of the purchase price of the October 1996 acquisition. Additionally, as part of this transaction, NDE canceled certain previously existing licenses and entered into new license agreements (which included license fees of $160,000 paid at closing and future royalty payments). NDE retained all of the working capital of Tanknology Canada (1988), Inc. and expects to liquidate these assets over the next several months and redeploy them in its U.S. operations.



ITEM 7.     EXHIBITS

      (a)   Exhibits

               Press Release dated February 27, 1996,  announcing the completion by the Company of its disposition of Tanknology Canada.



                                        3

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                          NDE ENVIRONMENTAL CORPORATION


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      NDE ENVIRONMENTAL CORPORATION

  Date:    March 12, 1997         By:           /s/ DAVID G. OSOWSKI
        --------------------          ----------------------------------------
                                      David G. Osowski
                                      Vice President and Chief Financial Officer





                                      4

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                          NDE ENVIRONMENTAL CORPORATION


                                INDEX TO EXHIBITS


                                                     Sequentially
 Exhibit                                               Numbered
 Number                    Exhibit                       Page
---------     -------------------------------------  ------------
28            Press Release dated February 27, 1997       6


                                      5

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                                                                    EXHIBIT 99.3
FOR IMMEDIATE RELEASE:



     AUSTIN, TX. February 27, 1997--NDE Environmental Corporation (dba "Tanknology-NDE", NASDAQ OTC Bulletin Board: NDEC) a leading provider of underground storage tank environmental compliance services, today reported the sale of its Tanknology Canada operations, and certain assets thereof, to Precision Tank Testing Limited of Ontario, Canada.

     These operations were purchased in October 1996 as part of the previously announced acquisition of Tanknology Corporation International, USTMAN Industries, Inc., and Tanknology Canada (1988), Inc. From TEI, Inc., formerly known as Tanknology Environmental, Inc. Tanknology-NDE sold certain patents, software, and trademark rights as well as the fixed assets associated with operation of the Canadian business to Precision Tank Testing and entered into a series of royalty-generating license agreements.

     A. Daniel Sharplin, President and CEO of Tanknology-NDE, stated that "The sale of our Canadian operations is consistent with our strategy to focus our resources and capital in the United States and leverage our technology base outside the U.S. through licensing agreements. This transaction provides Tanknology-NDE with approximately $1.5 million of cash proceeds, a future revenue stream from the license agreements, and allows us to continue to concentrate on the U.S. Markets where we believe there is ample opportunity for continued growth."


CONTACT: Amy Graham, Investor Relations, Tanknology-NDE, (512) 451-6334.


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